AGREEMENT FOR SERVICES

BETWEEN

REAL VALUE ESTATES, INC.

AND

DENNIS T. KUSHNER

FOR

MANAGEMENT AND FINANCIAL SERVICES

THIS AGREEMENT, effective as of March 9, 2010 is entered into between REAL VALUE ESTATES, INC. (RVLU), a Nevada corporation and DENNIS T. KUSHNER (KUSHNER), a resident of California.

1.

SERVICES TO BE PERFORMED:  KUSHNER shall perform management and financial services including President and Chief Executive Officer Duties (Interim President) and additional tasks as outlined in Attachment A, Scope of Services, attached hereto and made a part of this agreement.

2.

TERM OF THE AGREEMENT:  The term of the Agreement shall commence on March 8, 2010 and continue in effect through August 31, 2010.

3.

COMPENSATION:  In consideration for services provided, RVLU shall pay KUSHNER a total of  $30,000 inclusive of any costs related to his engagement.

RVLU shall reimburse KUSHNER for the cost of airfare and travel expenses and preapproved disbursements made on behalf of RVLU.

KUSHNER shall invoice RVLU on a monthly basis at the following rates:

•

Interim President-$5,000 per month  subject to a minimum of 20 hours per month.

•

KUSHNER shall submit to RVLU a timecard on a monthly basis which, when approved, will serve as documentation that KUSHNER has provided the  minimum number of hours required pursuant to this agreement.

Payment terms will be reviewed after 90 days of effective date of contract.

4.

AUTHORIZED REPRESENTATIVES AND NOTICES:  RVLU and KUSHNER shall each designate, in writing, an Authorized Representative who has authority to make changes to the scope, terms and conditions of this Agreement.

4.1

For RVLU:

Donald Lynch

3970 Casa Blanca Road

Reno, Nevada, 89502

Phone:  (775) - 200-0505

Email: RVLU@aol.com

4.2

For KUSHNER:

DENNIS T. KUSHNER

318 Casitas Bulevar

Los Gatos, CA 95032

Phone: 408-621-0930
Fax:

4.3

Notices provided under this Agreement shall be in writing.

5.

INDEMNIFICATION AND INSURANCE: KUSHNER shall be responsible for his own acts or omissions and KUSHNER shall indemnify, hold harmless, and defend RVLU from and against any and all loss, cost, expense, damage, liability or claim thereof, including court costs and attorneys’ fees, occasioned by or in any way whatsoever arising out of the performance or nonperformance of the work/services, by  KUSHNER, his agents and non-assigned employees.

6.

GENERAL PROVISIONS

6.1

ENTIRE AGREEMENT:  This Agreement constitutes the entire agreement between RVLU and KUSHNER relating to the subject matter hereof and supersedes any previous agreements or understandings, oral or written.

6.2

INDEPENDENT CONTRACTOR:  The services provided by  KUSHNER, including his employees/consultants is as an independent contractor and is not an employee of RVLU in performing his Services under this Agreement.

6.3

AUDIT AND RECORDS:  KUSHNER shall retain all pertinent records and shall be subject to, with reasonable notice, the examination and audit of RVLU, its representatives and the state auditor for a period of three years after final payment under this Agreement.

6.4

ASSIGNMENT AND SUBCONTRACTS:  KUSHNER or RVLU shall not assign, transfer, or subcontract this Agreement or any portion thereof, and any assignment, transfer, change or subcontract in violation of this Agreement shall be void without written approval by both parties.

6.5

NONDISCRIMINATION AND AFFIRMATIVE ACTION:  During performance of this Agreement KUSHNER, his employees, agents and subcontractors shall not unlawfully discriminate against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical disability, medical condition, marital status, age or sex, and shall take affirmative action to assure that applicants are lawfully employed, and the employees are lawfully treated during their employment, without regard to their race, religion, color, national origin, ancestry, physical disability, mental condition, marital status, age or sex.

6.6

TERMINATION AND SUSPENSION:  Either Party may, upon giving the other party a 30 calendar day notice, terminate this Agreement by giving written notice specifying the effective date and scope of such termination.  KUSHNER shall be entitled to receive payment for work/services provided by KUSHNER prior to termination of the Agreement as reflected in monthly timecards.

6.7

SEVERABILITY:  If any of the provisions or portions or applications thereof of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, RVLU and KUSHNER shall negotiate an equitable adjustment in the provisions of the Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions or portions or applications thereof shall not be affected thereby.

6.8

RVLU agrees to pay all appropriately presented invoices within 14 days.

6.10

AMENDMENT:  Except as expressly provided herein, the provisions of this Agreement shall not be altered, modified or amended except through the execution of a written amendment executed by RVLU and KUSHNER.

REAL VALUE ESTATES, INC.	DENNIS T. KUSHNER

By: /s/ Donald Lynch	By: /s/ Dennis T. Kushner
Donald Lynch	Dennis T. Kushner

Date: March 9, 2010	Date: March 9, 2010

ATTACHMENT A

Scope of Services

Responsibilities:

•

Responsible to carry out the strategic plans and policies as established by the board of directors.

•

Reports to the Board of Directors

•

To implement the strategic goals and objectives of the organization

•

With the chair, enable the Board to fulfill its governance function

•

To give direction and leadership toward the achievement of the organization's philosophy, mission, strategy, and its annual goals and objectives

President and CEO duties include, but are not limited to:

1.

LEADER

•

Advises the Board

•

Advocates / promotes organization and stakeholder change related to organization mission

•

Supports motivation of employees in organization products/programs and operations

1.

VISIONARY / INFORMATION BEARER

•

Ensures staff and Board have sufficient and up-to-date information

•

Looks to the future for change opportunities

•

Interfaces between Board and employees

•

Interfaces between organization and community

1.

DECISION MAKER

•

Formulates policies and planning recommendations to the Board

•

Decides or guides courses of action in operations by staff

1.

MANAGER

•

Oversees operations of organization

•

Implements plans

•

Manages human resources of organization

•

Manages financial and physical resources

1.

BOARD DEVELOPER

•

Assists in the selection and evaluation of board members

•

Makes recommendations, supports Board during orientation and self-evaluation

•

Supports Board's evaluation of Chief Executive

Specific Duties:

•

Complete secondary financing as directed by the Board

•

Complete Acquisition of target company

•

Complete SEC filings on a timely manner

•

Complete Board Policies and Procedures including Committee Policies and procedures

•

Assist Company on Board member selection

•

Complete purchase of D & O insurance

•

Establish SOX guidelines and procedures

•

Assist Target Company in completing tasks to ensure smooth closing on Target Company.

•

Prepare and issue Press Releases on a timely basis

•

Other duties as required